                                                                  EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                                  BIOLABS, INC.

                                   ARTICLE I
                                     OFFICES

         The principal office of the corporation shall be located in the State of New York in the County of Nassau. The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II
                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders shall be held once in every calendar year at such time, not being more than 16 months after the holding of the last preceding annual meeting, and place as the directors shall appoint. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by law, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-quarter of all the outstanding shares of the corporation entitled to vote at the meeting.

     SECTION 3. PLACE OF MEETINGS. The Board of Directors may designate any place as the place for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

     SECTION 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

     SECTION 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

     SECTION 6. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     SECTION 7. QUORUM. The holders of one-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except as otherwise provided by law or the Certificate of Incorporation. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation.

     SECTION 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9. VOTING OF SHARES. Every shareholder entitled to vote at a meeting of shareholders may vote in person or by proxy and, except as otherwise provided by the Certificate of Incorporation, shall have one vote for each share registered in his or her name. Voting need not be by ballot, unless requested by a majority of the shareholders entitled to vote at the meeting or ordered by the chairman of the meeting. Cumulative voting shall not be allowed.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     SECTION 11. ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted on the original date of the meeting except that, if adjournment is for more than 30 days or, if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 4.

     SECTION 12. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders.

                                  ARTICLE III
                               BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided by law or the Certificate of Incorporation.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the corporation shall be not less than three nor more than nine, unless a lesser number is allowed by law. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her successor shall have been elected and qualified.

     Directors need not be residents of the State of New York or shareholders of the corporation. Directors shall be removable in the manner provided by law.

     SECTION 3. VACANCIES. Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though not less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

     SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after and at the same place as the annual meeting of shareholders as soon as practicable after the annual meeting of shareholders, on notice as provided in Section 8. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

     SECTION 6. PARTICIPATION BY TELEPHONE. Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 7. PLACE OF MEETINGS. Meetings of the Board of Directors may be held at any place, either within or outside the State of New York, provided a quorum is in attendance.

     SECTION 8. NOTICE. Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by fax. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by fax, such notice shall be deemed to be delivered upon receipt of acknowledgment of receipt. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

     SECTION 9. QUORUM. A majority of the number of Directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     SECTION 10. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may otherwise be expressly provided in these by-laws.

     SECTION 11. BOOKS. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside the State of New York, at such place or places as they may from time to time determine.

     SECTION 12. COMPENSATION. By resolution of the Board of Directors, any director may be paid any one or more of the following: expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 13. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee or other Committee or Committees, each consisting of one or more directors, with such powers and authority (to the extent permitted by law) as may be provided in said resolution. The Board may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. In case of the absence or disqualification of any member of a Committee, the member or members present at a meeting of the Committee and not disqualified, whether or not a quorum exists, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a Committee shall be reported to the Board at its next meeting. Each Committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

     SECTION 14. ACTION BY BOARD OF DIRECTORS OR A COMMITTEE WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Directors or any Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or Committee entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the Committee.

                                   ARTICLE IV
                               OFFICERS AND AGENTS

     SECTION 1. GENERAL. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer and such other officers and agents with such power and duties as the Board of Directors deems necessary. The compensation of all the officers of the corporation shall be fixed by the Board of Directors.

     One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected by the Board of Directors with a term of office continuing until their resignation or removal or until his or her successor is duly elected in accordance to the by-laws of the corporation. Any officer may resign at any time by giving written notice to the president of the corporation or to the secretary of the corporation.

     SECTION 3. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

     SECTION 4. VACANCIES. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 5. PRESIDENT. The president shall:

     (a) subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation;

     (b) in the absence of a chairman of the Board of Directors, preside at all meetings of the shareholders and at all meetings of the directors;

     (c) have general and active control of its affairs and business and general supervision of its officers, agents and employees; and

     (d) have custody of the treasurer's bond, if any.

SECTION 6.  VICE PRESIDENTS.  The vice presidents shall:

     (a) assist the president and, in the absence or disability of the president, exercise the power and perform the duties of the president; and

     (b) perform such duties as may be assigned to them by the president or by the Board of Directors.

     SECTION 7. SECRETARY. The secretary shall:

     (a) keep the minutes of the proceedings of the shareholders and the Board of Directors;

     (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;

     (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors;

     (d) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar;

     (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

     (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and

     (g) in general, perform all duties incidental to the office as secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

     SECTION 8. TREASURER. The treasurer shall:

     (a) be the principal financial officer of the corporation;

     (b) perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

     (c) be the principal accounting officer of the corporation; and

     (d) have such other powers and perform such other duties as may be from time to time prescribed by the president or by the Board of Directors.


                                   ARTICLE V
                                     SHARES

     SECTION 1. CERTIFICATES. The corporation's shares shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and the secretary, and shall be sealed with the seal of the corporation (if any), or with a facsimile thereof. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation, or if the shares are listed on a national security exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue. No certificate shall be issued until the shares represented thereby are fully paid.

     SECTION 2. CONSIDERATION FOR SHARES. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually received by or performed for the corporation or for its benefit, but neither promissory notes nor future services shall constitute payment or part payment for shares.

     SECTION 3. TRANSFER OF SHARES. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed.

     SECTION 4. TRANSFER AGENTS, REGISTRARS AND PAYING AGENTS. The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation.

     SECTION 5. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate representing shares to be lost, destroyed or stolen, may notify the corporation and make an affidavit or affirmation of that fact acceptable to the corporation. The Board of Directors may, in its discretion, and upon satisfactory proof of such loss, cause a new certificate for shares to be issued. The Board of Directors may require the giving of a bond in such form and in such amount as the Board may determine is sufficient to indemnify the corporation against any claim made against it by reason of the alleged loss or destruction of any such certificate or the issuance of a new certificate.

                                   ARTICLE VI
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     SECTION 1. INDEMNIFICATION. Each director and officer of the corporation shall be indemnified by the corporation to the fullest extent permitted by law against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

     SECTION 2. INDEMNITY AGREEMENTS. The corporation may enter into an agreement with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permitted by law.

     SECTION 3. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against that expense, liability or loss under law.

                                  ARTICLE VII
                                  MISCELLANEOUS

     SECTION 1. DIVIDENDS. The Board of Directors may but shall not be required to declare, and the corporation may pay, dividends in cash, securities or property, including the securities of other corporations, on its outstanding shares. Cash dividends may only be paid out of funds legally available therefor.

     SECTION 2. WAIVERS OF NOTICE. Whenever notice is required by law, by the Certificate of Incorporation or by these by-laws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

     SECTION 3. SEAL. The Board of Directors may provide a suitable corporate seal which shall be in the charge of the secretary and shall be used as provided for in these by-laws.

     SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall be as established by the Board of Directors.

     SECTION 5. VOTING OF SHARES IN OTHER CORPORATIONS. Shares in other corporations held by the corporation may be represented and voted by an officer of this corporation or by a proxy or proxies pointed by one of them. The Board may, however, appoint some other person to vote the shares.

     SECTION 6. CONSTRUCTION. Whenever used in these by-laws, the masculine pronoun shall include the feminine and the singular shall include the plural, unless a different meaning is otherwise required by the context.

     SECTION 7. AMENDMENTS. Except as otherwise provided in the Certificate of Incorporation or by law, the Board of Directors shall have power to make, amend and repeal the by-laws of the corporation at any regular meeting of the Board or at any special meeting of the Board called for the purpose.